Exhibit 99.1
JELD-WEN Holding, Inc. Announces Acquisition of the Kolder Group

CHARLOTTE, N.C.--(BUSINESS WIRE)-- JELD-WEN Holding, Inc. (NYSE:JELD) today announced the acquisition of the Kolder Group (“Kolder”), a leading Australian provider of shower enclosures, closet systems, and related building products. Established in 1992, Kolder provides supply and installation services to builders and commercial property developers in the major metropolitan markets of eastern Australia. Through a strong portfolio of brand names and a track record of excellent service and quality, Kolder has established leading positions in both the commercial and residential markets.
“The Kolder acquisition significantly enhances our existing Australian capabilities in glass shower enclosures and built-in closet systems, and supports our strategy to build leadership positions in attractive markets,” said Mark Beck, president and chief executive officer. “We expect to deliver synergies through operational savings from the implementation of JEM and by leveraging the combined benefits of our new Queensland glass processing facility along with Kolder’s internal glass capabilities across our manufacturing platform. We welcome the entire Kolder team to the JELD-WEN family.”
Kolder was privately held by its founders and other minority shareholders. Terms of the acquisition were not disclosed.
JELD-WEN expects the acquisition to add approximately AU$30 million in annualized revenue. Additionally, JELD-WEN expects the acquisition to be immediately accretive to adjusted EBITDA margins, neutral to adjusted EPS in 2017, and accretive to adjusted EPS in 2018. Kolder is JELD-WEN’s ninth acquisition in the last two years, and the fourth in its Australasia segment during that period.
About JELD-WEN
JELD-WEN, founded in 1960, is one of the world’s largest door and window manufacturers, operating over 120 manufacturing facilities in 19 countries located primarily in North America, Europe and Australia. Headquartered in Charlotte, N.C., JELD-WEN designs, produces and distributes an extensive range of interior and exterior doors, wood, vinyl and aluminum windows and related products for use in the new construction and repair and remodeling of residential homes and non-residential buildings. JELD-WEN is a recognized leader in manufacturing energy-efficient products and has been an ENERGY STAR® Partner since 1998. Our products are marketed globally under the JELD-WEN® brand, along with several market-leading regional brands such as Swedoor® and DANA® in Europe and Corinthian®, Stegbar®, and Trend® in Australia. For more information visit www.jeld-wen.com.
Forward-Looking Statements
Certain of the statements in this press release constitute “forward-looking statements” within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by our use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology.
Forward-looking statements regarding market potential, future financial performance, and our expectations, beliefs, plans, assumptions, or other future events are made based on management’s current expectations, assumptions, estimates, projections, and beliefs concerning future developments and their potential effects upon JELD-WEN and its subsidiaries. Although we believe that these statements are based on reasonable expectations and estimates, they are not a guarantee of future performance and involve known and unknown risks and uncertainties, many of which are beyond our control, that could cause actual outcomes and results to differ, possibly materially, from those indicated in such statements, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended April 1, 2017, filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements included in this release, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statement, except as required by law.